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                                                                  Exhibit 99(j)

                              [FRONT SIDE OF PROXY]

                           INDIANA FEDERAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                       HELD ON WEDNESDAY, JULY 30, 1997

     The Stockholder executing this Proxy appoints the Board of Directors of Indiana Federal Corporation ("IFC"), with full power to appoint its substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of IFC referred to above (the "IFC Annual Meeting") and at any adjournment(s) or postponement(s) of the IFC Annual Meeting. The affirmative vote of a majority of the shares represented at the IFC Annual Meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.


1. The election of three directors to the Board of Directors of IFC for three year terms expiring at the IFC Annual Meeting to be held in the year 2000, namely:

     Peter R. Candela, John R. Poncher, M.D., and Byron Smith III.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

     Vote for all nominees         Withhold authority
         listed above.                     to
                                      vote for all
                                        nominees
                                      listed above.
              / /                         / /

     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S) LISTED ABOVE, LIST NAME(S) OF NOMINEE(S) IN THE SPACE PROVIDED BELOW.)



     ----------------------------------------------------

2. Approval and adoption of the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC, and (b) all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle).

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as independent auditors for IFC for the fiscal year ending December 31, 1997.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IFC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF IFC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ABOVE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF IFC. THE SHARES OF IFC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

The Stockholder hereby (i) revokes any and all proxies previously executed with respect to the IFC Annual Meeting, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the IFC Annual Meeting.


Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                          Date
                                               ------------------------

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   Stockholder sign above                 Co-holder (if any) sign above

-DETACH ABOVE CARD, SIGN, DATE AND MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE.-
                          INDIANA FEDERAL CORPORATION